EXHIBIT 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of June 22, 2015 ("Escrow Agreement"), is by and among MELA Sciences, Inc., a Delaware corporation ("Purchaser"),  PhotoMedex, Inc., a Nevada corporation ("Seller"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent hereunder ("Escrow Agent").

BACKGROUND

A.  Purchaser, Seller and PhotoMedex Technology, Inc., a Delaware corporation ("P-Tech"), have entered into an Asset Purchase Agreement (the "Underlying Agreement"), dated as of May 29, 2015, pursuant to which Purchaser is purchasing certain assets of Seller and P-Tech.  The Underlying Agreement provides that Purchaser shall deposit on behalf of the Seller the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent for the purpose of indemnifications that may become due to Purchaser pursuant to the Underlying Agreement.

B.  Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C.  Purchaser and Seller have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.            Definitions.  The following terms shall have the following meanings when used herein:

"Claim Notice" shall have the meaning set forth in Section 6(a).

"Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon, subject to increase from time to time as set forth in Section 8.4 of the Underlying Agreement, which is set forth in full in Appendix A to this Escrow Agreement (the "Escrow Provision").

"Escrow Period" shall mean the period commencing on the date hereof and ending at the close of Escrow Agent's business day on June 22, 2016 unless earlier terminated pursuant to this Escrow Agreement.

"Indemnity Claim" shall have the meaning set forth in Section 6(a).

"Indemnified Party" shall have the meaning set forth in Section 11.

"Joint Written Direction" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

"Purchaser Representative" shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Purchaser and delivered to Escrow Agent and the Seller Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

"Representatives" shall mean the Purchaser Representative and the Seller Representative.

"Seller Representative" shall mean the person(s) so designated on Schedule C hereto or any other person designated in a writing signed by Seller and delivered to Escrow Agent and the Purchaser Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

2.            Appointment of and Acceptance by Escrow Agent.  Purchaser and Seller hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3.            Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Escrow Agreement, Purchaser, on behalf of the Seller, will transfer the Escrow Funds in the amount of $750,000 (Seven Hundred Fifty Thousand Dollars), by wire transfer of immediately available funds, to an account designated by Escrow Agent.  Seller shall make additional deposits of Escrow Funds to the extent required under the Escrow Provision.

4.            Disbursements of Escrow Funds.  Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Joint Written Direction.  Such Joint Written Direction shall contain complete payment instructions, including wiring instructions or an address to which a check shall be sent.  Upon the expiration of the Escrow Period and receipt by Escrow Agent from Seller of complete payment instructions in writing, Escrow Agent shall distribute to Seller, as promptly as practicable, but in any event within two(2) business days, any remaining Escrow Funds not subject to a Claim Notice.  Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service ("IRS") Form W-9 or original IRS Form W-8, as applicable.  All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

5.            Suspension of Performance; Disbursement into Court.  If, at any time, (i) there shall exist any dispute between Purchaser, Seller or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) the Representatives have not, within 10 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.            suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b.            petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Purchaser, Seller or the Representatives, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.            Resolutions & Disbursement of Claims. If during the Escrow Period Purchaser elects to make a claim for indemnity against the Seller, then the procedures for administering and resolving such claims shall be as follows:

(a)            If the Purchaser elects to assert a claim for indemnity (an "Indemnity Claim"), it must (i) simultaneously give written notice of such claim (a "Claim Notice") to the Escrow Agent and the Seller prior to the expiration of the Escrow Period. Such Claim Notice shall include a reasonably detailed description of the claim and the basis therefor and the amount, if known, asserted by Purchaser for such claim (including, if appropriate, an estimate of all costs and expenses reasonably expected to be incurred by Purchaser by reason of such claim). Within thirty (30) calendar days after the date upon which such Claim Notice is delivered to the Escrow Agent (the " Claim Notice Delivery Date"), the Seller  may advise Purchaser and the Escrow Agent in writing whether the Seller  objects to some or all of the Indemnity Claim described in the Claim Notice.

(b)            Escrow Agent shall pay an Indemnity Claim to Purchaser in the amount set forth in the Claim Notice (i) if the Escrow Agent has not received from the Seller a response to the Claim Notice within thirty (30) calendar days after the Claim Notice Delivery Date and the Purchaser has provided a written statement to the Escrow Agent stating that Purchaser has delivered the Claim Notice to the Seller on the Claim Notice Delivery Date, and that the Seller has failed to object to the Indemnity Claim; or (ii) pursuant to a Joint Written Direction.

(c)            If, within thirty (30) calendar days after the Claim Notice Delivery Date, the Escrow Agent receives from the Seller a written objection (a "Claim Response") to any or all (the "Contested Amount") of the Claim Notice amount, Escrow Agent shall release to the Purchaser the amount set forth in the Claim Notice except for the Contested Amount. Thereafter, Escrow Agent shall release the Contested Amount only pursuant to (i) a Joint Written Direction or (ii) the order, judgment or decree of a court of competent jurisdiction or the award of an arbitrator chosen by Purchaser and Seller.

(d)            Escrow Agent shall have no responsibility to determine the validity or sufficiency of any Claim Notice or Claim Response or whether any Claim Notice or Claim Response has been received by, or to provide a copy of any Claim Notice or Claim Response to, any of Purchaser, Seller or their respective Representatives.

7.            Investment of Funds.  Based upon Purchaser's and Seller's prior review of investment alternatives, in the absence of further specific written direction to the contrary, the Escrow Agent is directed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule B hereto.  The Seller  may provide written instructions changing the investment of the Escrow Funds to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:  (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (b) U.S. dollar denominated deposit accounts and certificates of deposits issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which such deposits are either (i) insured by the Federal Deposit Insurance Corporation or a similar governmental agency, or (ii) with domestic commercial banks which have a rating on their short- term certificates of deposit on the date of purchase of "A-1" or "A-l+" by S&P or "P-1" by Moody's and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating of the bank); (c) repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates); or (d) institutional money market funds, including funds managed by Escrow Agent or any of its affiliates; provided that the Escrow Agent will not be directed to invest in investments that the Escrow Agent in its sole discretion determines are not consistent with the Escrow Agent's policy or practices.  Purchaser and Seller acknowledge that the Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice.

If Escrow Agent has not received a written instruction from Seller at any time that an investment decision must be made, Escrow Agent is directed to invest the Escrow Funds, or such portion thereof as to which no written investment instruction has been received, in the investment indicated on Schedule B hereto.  All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Purchaser and Seller, sell or liquidate any of the foregoing investments at any time for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after twelve o'clock, p.m., Central Standard Time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8.            Resignation or Removal of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to Purchaser and Seller specifying a date when such resignation shall take effect. Similarly, Purchaser and Seller may remove and discharge Escrow Agent from the performance of its duties hereunder at any time by jointly giving thirty (30) days prior written notice to the Escrow Agent specifying a date when such removal shall take effect. Upon any such notice of resignation or removal, Purchaser and Seller jointly shall appoint a successor escrow agent hereunder prior to the effective date of such resignation or removal.  If the Purchaser and Seller fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor escrow agent, and all costs and expenses (including without limitation attorneys' fees) related to such petition shall be paid jointly and severally by Purchaser and Seller.  The Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor escrow agent, after making copies of such records as the Escrow Agent deems advisable and after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After the Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

9.            Binding Effect; Successors.  This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors or assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Escrow Agreement) to another corporation, the successor or transferee corporation without any further act shall be the successor Escrow Agent.

10.            Liability of Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the sole cause of any loss to the Purchaser or Seller.  Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action.  Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel.  Purchaser and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.  Purchaser and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

The Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11.            Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, Purchaser and Seller, jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Purchaser, Seller and the Representatives, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Purchaser and Seller further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney's fees, incurred by such Indemnified Party in connection with the enforcement of Purchaser's and Seller's indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Purchaser and Seller jointly and severally.   The obligations of Purchaser and Seller under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Purchaser or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Purchaser and Seller, the respective rights and obligations of Purchaser and Seller under the Underlying Agreement.

12.            Compensation of Escrow Agent

(a)            Fees and Expenses.  Purchaser and Seller agree, jointly and severally, to compensate Escrow Agent on demand for its services hereunder in accordance with Schedule A attached hereto.  Without limiting the joint and several nature of their obligations to Escrow Agent, the Purchaser and Seller agree between themselves that each will be responsible for one-half of Escrow Agent's compensation. The obligations of Purchaser and Seller under this Section 12 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

(b)            Disbursements from Escrow Funds to Pay Escrow Agent.  Escrow Agent is authorized to, and may disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder).  Escrow Agent shall notify Purchaser and Seller of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Purchaser and Seller copies of related invoices and other statements.  Purchaser shall, within 5 business days after receipt of any such notice, deposit with the Escrow Agent one-half of any amount disbursed from the Escrow Funds to the Escrow Agent or an Indemnified Party, and such amount shall become part of the Escrow Funds.

(c)            Security and Offset.  Seller, Purchaser and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Escrow Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder).  If for any reason the Escrow Funds are insufficient to cover such compensation and reimbursement, Purchaser and Seller shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

            13.            Representations and Warranties.  Purchaser and Seller each respectively make the following representations and warranties to Escrow Agent:

(a)            it has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder; and this Escrow Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and

(b)            each of the applicable persons designated on Schedule C attached hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as authorized representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Escrow Agreement.

14.            Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the "Act"), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15.            Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the State of New York and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16.            Notices.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email by way of a PDF attachment thereto of an executed document.  Notice shall be effective upon receipt except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic "read receipt" or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.)

Such notices shall be sent to the applicable party or parties at the address specified below:

If to Purchaser or Purchaser Representative at:

MELA Sciences, Inc.
50 South Buckhout Street, Suite 1
Irvington, New York 10533
Facsimile: (914) 591-3701
 Attention: Chief Executive Officer
with a copy, which shall not constitute notice to Purchaser, to:
Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103-4196
Facsimile: (215) 689-4382
 Attention:  Kathleen M. Shay, Esq.

If to Seller or Seller Representative at:

PhotoMedex, Inc.
100 Lakeside Drive, Suite 100
Horsham, Pennsylvania 19044
Facsimile:  (215) 619-3209
 Attention:  President
with a copy, which shall not constitute notice to the Seller, to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile:  (212) 969-2900
Attention:  Paul I. Rachlin, Esq.
                   Michael E. Callahan, Esq.

If to the Escrow Agent at:

U.S. Bank National Association, as Escrow Agent
ATTN:  Global Corporate Trust Services
Ralph E. Jones
US Bank National Association
Global Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA  19102
Phone# 215-761-9314
Fax# 215-761-9412
email:  Ralph.Jones@usbank.com

and to:

U.S. Bank National Association
Thomas A O'Connell
Trust Financial Management
US Bank NA
Two Liberty Place
50 S. 16th St. Suite 1950
Mail Station: EX-PA-WBSP
Philadelphia, Pa. 19102
215-761-9324
Fax (Toll Free) 855-723-6150

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17.            Optional Security Procedures.  In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule C, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Purchaser or Seller's executive officers ("Executive Officers"), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Purchaser and Seller agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Seller to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. Purchaser and Seller acknowledge that these optional security procedures are commercially reasonable.

18.            Amendment, Waiver and Assignment.  None of the terms or conditions of this Escrow Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Escrow Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Escrow Agreement may not be assigned by any party without the written consent of the other parties.

19.            Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

20.            Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof that would otherwise cause the application of the laws of another jurisdiction.

21.            Entire Agreement, No Third Party Beneficiaries.  This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

22.            Execution in Counterparts, Facsimiles.  This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Escrow Agreement and any Joint Written Instruction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

23.            Termination.    This Escrow Agreement shall terminate upon the distribution of all the Escrow Funds pursuant to any applicable provision of this Escrow Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

24.            Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Purchaser or Seller and become pecuniarily interested in any transaction in which the Purchaser or Seller may be interested, and contract and lend money to the Purchaser or Seller and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Purchaser or Seller or for any other entity.

25.            Brokerage Confirmation Waiver.  Purchaser and Seller acknowledge that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Purchaser and Seller specifically waive receipt of such confirmations to the extent permitted by law.  The Escrow Agent will furnish the Purchaser and Seller periodic cash transaction statements that include detail for all investment transactions made by the Escrow Agent.

26.            Tax Reporting.    Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Purchaser and Seller shall consult with independent counsel concerning any and all tax matters.  Purchaser and Seller shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent's reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by law and shall remit such taxes to the appropriate authorities.  Seller and Purchaser have determined that any interest or income on Escrow Funds shall be reported on an accrual basis and deemed to be for the account of Seller.  Seller shall prepare and file all required tax filings with the IRS and any other applicable taxing authority, and Seller shall pay the income taxes that are due and payable on such interest or income on Escrow Funds.  The Escrow Agent shall provide monthly statements to Purchaser and Seller to their notice addresses listed in Section 16 that shall include the amount of any interest or income on Escrow Funds posted each month; provided that the parties further agree that:

(a)             Escrow Agent IRS Reporting.  Purchaser shall provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent's reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

 (b)            Withholding Requests and Indemnification.  Purchaser and Seller jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii)

indemnify and hold the Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.
(c)            Imputed Interest.  To the extent that IRS imputed interest regulations apply, Purchaser and Seller shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Purchaser and Seller deem appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

27.      WAIVER OF TRIAL BY JURY.                                                                                    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

28.            Publicity.  No party will (a) use any other party's proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

MELA SCIENCES, INC.

                          By:            /s/ Michael R. Stewart
Name:            Michael R. Stewart
Title:               President & CEO

PHOTOMEDEX, INC.

                          By:            /s/ Dennis M. McGrath
Name:            Dennis M. McGrath
Title:              President & Chief Fianancial Officer

U.S. BANK NATIONAL ASSOCIATION
as Escrow Agent

                          By:            Ralph E. Jones
Name:            Ralph E. Jones
Title:               Vice President

SCHEDULE A

SCHEDULE OF FEES FOR SERVICES AS ESCROW AGENT
DUE UPON EXECUTION OF ESCROW AGREEMENT

I.            Acceptance Fee:                                                                                                                              $2,500.00
The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing.  This is a flat one-time fee, payable at closing.
II.            Annual Administration Fee:                                                                                             $2,500.00
Annual administration fee for performance of the routine duties of the escrow agent associated with the administration of the account.  Administration fee is payable in advance without proration for partial years.  This assumes that the number of subscribers will be limited to one hundred or fewer.  If the number of subscribers exceeds one hundred, then the annual administrative fee shall increase by $1,000 for each incremental group of one to twenty subscribers.
III.            Out-of-Pocket Expenses:                                                                                                      At Cost
Reimbursement of expenses associated with the performance of our duties, including but not limited to fees and expenses of legal counsel, accountants and other agents, tax preparation, reporting and filing, publications, and filing fees.

Extraordinary services are responses to requests, inquiries or developments, or the carrying out of duties or responsibilities of an unusual nature, including termination, which may or may not be provided for in the governing documents, are not routine or undertaken in the ordinary course of business.  Payment of extraordinary fees is appropriate where particular requests, inquiries or developments are unexpected, even if the possibility of such things could have been foreseen at the inception of the transaction.  Extraordinary services might include, without limitation, amendments or supplements, specialized reporting, non-routine calculations, foreign currency conversions and actual or threatened litigation or arbitration proceedings. A reasonable charge will be assessed and collected by the Escrow Agent based on the nature of the extraordinary service.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION
MONEY MARKET ACCOUNT AUTHORIZATION FORM
DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association ("U.S. Bank") interest-bearing money market deposit account designed to meet the needs of U.S. Bank's Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.   Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates are determined at U.S. Bank's discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers.  U.S. Bank's trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK, WHEN ACTING AS AN INDENTURE TRUSTEE OR IN A SIMILAR CAPACITY, IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT.  INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

Automatic Authorization

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account.  The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

 Each of the following person(s) is a Purchaser Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Purchaser's behalf (only one signature required):

   Michael R. Stewart                                        _______________________                                        (914) 373-6926
Name                                                      Specimen signature                                                                      Telephone No.

   Robert W. Cook                                            _______________________                                        (914) 373-6936
Name                                                      Specimen signature                                                                      Telephone No

_______________________              _______________________                                      ____________
Name                                                      Specimen signature                                                                      Telephone No

Each of the following person(s) is a Seller Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Seller's behalf (only one signature required):

   Dennis McGrath                                             _______________________                                         215-619-3234
Name                                                      Specimen signature                                                                      Telephone No

_______________________             _______________________                                         ____________
Name                                                      Specimen signature                                                                      Telephone No

_______________________            _______________________                                           ____________
Name                                                      Specimen signature                                                                      Telephone No

(Note: if only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations

Michele Pupach                                                          215-619-3286
Name                                                                                                  Telephone Number